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Exhibit 10.1

SECOND AMENDMENT
TO
CREDIT AGREEMENT

        THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of January 18, 2012, is entered into by and among Manhattan Bancorp, a California corporation (the "Borrower"), the lenders party to the Agreement (as defined below) (the "Lenders") and Carpenter Fund Management Company, LLC, a Delaware limited liability company, as administrative agent for the Lenders (the "Administrative Agent").

RECITALS

        WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement, dated as of July 25, 2011, as amended by that certain First Amendment to Credit Agreement, dated as of November 21, 2011 (as amended, the "Agreement"), pursuant to which the Lenders have extended and made available to the Borrower certain advances of money under a credit facility in the principal amount of up to Seven Million Dollars ($7,000,000);

        WHEREAS, the Borrower has entered into that certain Agreement and Plan of Merger and Reorganization dated as of November 21, 2011 (the "Merger Agreement") with Carpenter Fund Manager GP, LLC, a Delaware limited liability company, Bank of Manhattan, N.A., a national banking association ("Manhattan"), CGB Holdings, Inc., a Delaware corporation, and Professional Business Bank, a California chartered commercial bank ("PBB"), that provides for, among other things, the merger of PBB with and into Manhattan; and

        WHEREAS, the parties hereto find it necessary and desirable to make certain changes to the Agreement as more particularly described herein.

        NOW THEREFORE, in consideration of the foregoing premises and the agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

        1.    Definitions.    All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such capitalized terms in the Agreement.

        2.    Amendments.    The following amendments to the Agreement shall be effective as of the Closing Date (as defined in the Merger Agreement):

            (i)  The definition of "Maturity Date" in Section 1.01 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

    "'Maturity Date' means September 15, 2012 or such earlier date as a Loan shall be required to be paid hereunder."

           (ii)  The following is hereby added as Section 2.14 of the Agreement:

          "SECTION 2.14.    Conversion.

            (a)   At any time commencing on or after the earlier of (1) 10 Business Days after the closing of the Rights Offering and (2) September 1, 2012, and ending on the Maturity Date, either the Borrower or the Administrative Agent, on behalf of the Lenders, may convert, at its option, all or any portion of the unpaid principal balance of the Loans in an aggregate amount not to exceed $4,000,000 into fully paid and nonassessable shares of common stock, no par value, of the Borrower ("Common Stock"). The number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the principal amount to be so converted, by (ii) the Book Value Per Share of the MNHN Common Stock (as defined in the Merger Agreement) (the "Conversion Price").

            (b)   The Borrower or the Administrative Agent, as the case may be, shall notify the Administrative Agent by telephone (confirmed by telecopy) of its election hereunder three Business Days before the date of such conversion (the date of such conversion is referred to as the "Conversion Date"). Each such notice shall be irrevocable and shall specify the Conversion Date and the principal amount of each Borrowing or portion thereof to be converted. The Borrower is not required to convert each Loan pro rata, but instead may elect to convert any portion or no portion of any Loan as it determines in its sole and absolute discretion, subject to the limitation in Section 2.14(a) hereof.

            (c)   On the Conversion Date, the principal amount of each Borrowing to be converted shall be converted automatically into the Common Stock at the Conversion Price without further action by the Lenders, and the Lenders shall be deemed to be the shareholders of record as of the Conversion Date with respect to the Common Stock. Any unpaid interest associated with the principal amount of each Borrowing to be converted will be immediately due and payable.

            (d)   The Borrower shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion as described in this Section 2.14, such number of its shares of Common Stock from time to time issuable upon the conversion hereof. If at any time such number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion, the Borrower will take all such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock, to such number of shares as shall be sufficient for such purpose, including, without limitation, obtaining the requisite shareholder approval of any necessary amendment to the Borrower's articles of incorporation.

            (e)   No fractional shares shall be issued upon the conversion of the principal amount of each Borrowing into the Common Stock. If the conversion would result in the issuance of a fraction of a share of Common Stock, the Borrower shall, in lieu of issuing any fractional share, pay the Lender who is otherwise entitled to such fraction a sum in cash equal to such fraction multiplied by the Conversion Price.

            (f)    The Conversion Price and the number of shares of Common Stock shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Common Stock at any time before the Maturity Date."

          (iii)  Section 6.01 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "SECTION 6.01.    Financial Condition Covenants.    The Borrower will not permit Consolidated Net Worth at any time on or after the Effective Date to be less than the sum of (i) $16,000,000, plus, (ii) 100% of the Net Cash Proceeds of any issuances by the Borrower of any Capital Stock and any equity contributions after the Effective Date. The Borrower shall maintain a total tier one leverage capital ratio of not less than 7%. The Bank of Manhattan shall maintain total risk based capital and tier one leverage capital ratios of not less than 10% and 7%, respectively."

        3.    Terms of Agreement.    Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

        4.    Conflicting Terms.    In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

        5.    Severability.    Any provision of this Amendment that is held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

        6.    Successors and Assigns.    This Amendment is binding upon and shall inure to the benefit of the Borrower, the Administrative Agent, the Lenders and their respective successors and permitted assigns, except as limited by applicable law and/or by the terms of the Agreement.

        7.    Headings.    The headings in this Amendment are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

        8.    Governing Law.    THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

        9.    Integration.    This Amendment and the Agreement, as modified hereby, constitute the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements, oral or written, among the parties concerning the subject matter hereof. No term of this Amendment shall be amended, supplemented, modified or waived except by a writing signed by the parties hereto.

        10.    Construction.    Each party to this Amendment has reviewed and participated in the formulation of the components of this Amendment. Accordingly, this Amendment shall be construed simply according to its fair meaning and not strictly for or against any party.

        11.    Counterparts.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same agreement.

        [Remainder of page intentionally left blank; signature page follows.]

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

MANHATTAN BANCORP, as Borrower
By:	/s/ TERRY L. ROBINSON
Name:	Terry L. Robinson
Title:	President & Chief Executive Officer
CARPENTER FUND MANAGEMENT COMPANY, LLC, as Administrative Agent
By:	/s/ JAMES B. JONES
Name:	James B. Jones
Title:	Managing Member
CARPENTER COMMUNITY BANCFUND, L.P., as Lender
By:	/s/ JOHN D. FLEMMING
Name:	John D. Flemming
Title:	Managing Member
CARPENTER COMMUNITY BANCFUND-A, L.P., as Lender
By:	/s/ JOHN D. FLEMMING
Name:	John D. Flemming
Title:	Managing Member

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  Exhibit 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT
RECITALS
AGREEMENT